Exhibit 10.43

SECOND AMENDMENT TO OFFICE BUILDING LEASE

This SECOND AMENDMENT TO OFFICE BUILDING LEASE (“Amendment”) is made and entered into as of May 4, 2009, by and between PARK LAKE APARTMENTS, LLC, a California limited partnership (“Landlord”) and RIMINI STREET, INC., a Nevada corporation (“Tenant”).

RECITALS:

A.          WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Office Building Lease dated as of September 2006 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord Suite 246, consisting of approximately 1,794 rentable square feet and located on the second floor (“Original Premises”) of the building located at 6601 Koll Center Parkway, Pleasanton, California (“Building”);

B.          WHEREAS, the Original Lease was amended by that certain First Amendment to Office Building Lease dated as of October 2007 (“First Amendment” and the Original Lease, as amended, is referred to herein as the “Lease”), pursuant to which, among other things, Landlord leased to Tenant, Suite 350, consisting of approximately 5,766 rentable square feet and located on the third floor (“Replacement Premises”) of the Building, in lieu of the Original Premises.

C.          WHEREAS, Landlord and Tenant now desire to amend the Lease in accordance with the terms hereof whereby, among other things: (i) the Renewal Term shall be extended by the Second Renewal Term (as hereinafter defined); and (ii) Landlord shall additionally lease to Tenant and Tenant shall additionally lease from Landlord approximately 6,337 rentable square feet of space on the third floor of the Building (“Expansion Premises”) as of the Second Renewal Term Commencement Date (as hereinafter defined), all upon the terms and conditions set forth in the Lease, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals.  The foregoing recitals are incorporated herein by this reference.

2.          Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3.          Effective Date.  The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4.          Extension of Renewal Term.  Pursuant to the First Amendment, the Renewal Term expires on February 28, 2011.  As of the Effective Date, and notwithstanding the current expiration date of the Renewal Term, the Lease Term for the Replacement Premises and the Expansion Premises shall be extended for fifty-one (51) months (“Second Renewal Term”), commencing (“Second Renewal Term Commencement Date”) upon Substantial Completion (as hereinafter defined) of the Expansion Premises Tenant Improvements (as hereinafter defined), provided, however, if the Expansion Premises Tenant Improvements are Substantially Completed prior to July 1, 2009, the Second Renewal Term Commencement Date shall not occur until July 1, 2009, unless Tenant agrees otherwise.  During the Second Renewal Term, all of the terms and provisions of the Lease, as amended by this Amendment, shall be in full force and effect and shall be applied in the same manner as such terms and provisions were applied during the original term of the Lease.

5.          Expansion Premises.

(a)          In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the Expansion Premises.  The Expansion Premises is more particularly described on Exhibit A attached hereto.  The Expansion Premises is contiguous to the Replacement Premises.

(b)          Tenant covenants, as a material part of the consideration for the Lease, as amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance.  On and after the Second Renewal Term Commencement Date, all of the terms and provisions of the Lease, as amended hereby, shall apply to both the Replacement Premises and the Expansion Premises.  From and after the Second Renewal Term Commencement Date, each and every reference in the Lease and in this Amendment to “Premises” shall be and mean the Replacement Premises and the Expansion Premises, collectively.  The Replacement Premises and Expansion Premises consist of a total of approximately 12,103 rentable square feet.  The Expansion Premises shall be known as Suite 246.

(c)          At Landlord’s request, Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit B acknowledging, among other things, the (i) Second Renewal Term Commencement Date, (ii) scheduled termination date of the Lease and (iii) Tenant’s acceptance of the Expansion Premises.  Tenant’s failure to execute the Commencement Date Memorandum shall not affect Tenant’s liability hereunder.

6.          Replacement Premises and Expansion Premises Base Rent.  As of the Second Renewal Term Commencement Date, the monthly Base Rent for the Replacement Premises and Expansion Premises shall be as follows:

Period of the Second Renewal Term	Annual Rental Rate Per Rentable Square Foot	Monthly Base Rent for the Expansion Premises and Replacement Premises
1 – 3	$0.00	$0.00
4 – 15	$2.10	$25,416.30
16 – 27	$2.15	$26,021.45
28 – 39	$2.20	$26,626.60
40 – 51	$2.25	$27,231.75

7.          Tenant’s Percentage Share.  As of the Second Renewal Term Commencement Date, Tenant’s Percentage Share shall be adjusted upwards to 17.39%, to take into account the leasing of the Expansion Premises to Tenant.

8.          Base Year.  As of the Second Renewal Term Commencement Date, the Base Year shall be adjusted to 2009.

9.          Expansion Premises Tenant Improvements.

(a)          Following the mutual execution and delivery of this Amendment and prior to the Second Renewal Term Commencement Date, Landlord shall construct and install certain improvements within the Expansion Premises (collectively herein, the “Expansion Premises Tenant Improvements”), which shall be constructed in accordance with (i) the all applicable laws including the Americans with Disabilities Act, as the same are in affect as of the Second Renewal Term Commencement Date only, and (ii) the space plan (“Space Plan”), prepared by AAI, dated April 4, 2009 (“Space Plan”) attached hereto as Exhibit C.  As part of the Expansion Premises Tenant Improvements, Landlord will be responsible for installing a single 3’ x 9’ glass door in the Tenant’s conference room adjacent to reception and for installing clear tempered, butt-jointed glass sections in the balance of the conference room wall.  The Expansion Premises Tenant Improvements shall be constructed by Landlord, with the cost of construction of those Expansion Premises Tenant Improvements which constitute Building standard improvements to be borne by Landlord and the costs of construction of any Expansion Premises Tenant Improvements constituting Tenant Extra Improvements (if any) (such costs herein collectively, the “Expansion Premises Tenant Extra Improvements Costs”) being borne by Tenant.  Notwithstanding the foregoing, in the event of any Tenant’s Delay (as defined in this Amendment and not the First Amendment), Tenant shall also be responsible for all increased costs of construction of the Expansion Premises Tenant Improvements incurred by Landlord as a result of such Tenant’s Delay (such costs referred to collectively herein as “Expansion Premises Change Costs”).  In connection with the foregoing provisions, Tenant shall reimburse Landlord for the Expansion Premises Tenant Extra Improvements Costs (if any) and the Expansion Premises Change Costs (if any) within ten (10) business days after Landlord’s delivery of a statement of such costs to Tenant.  For purposes hereof, “costs” shall include, without limitation, all building permit fees for Expansion Premises Tenant Extra Improvement Costs (not included in the permit fees paid with respect to the Building), payments to design consultants for services and disbursements, a management fee (“Expansion Premises Construction Management Fee”) for the coordination and supervision of the construction of the Expansion Premises Tenant Improvements in an amount equal to four percent (4%) of the aggregate amount of all costs of construction of the Tenant Extra Improvements (other than the Expansion Premises Construction Management Fee), and such inspection fees as Landlord may incur and reimbursement to Landlord for permit and other fees Landlord has prepaid that are fairly attributable to the Expansion Premises Tenant Extra Improvements Costs.

(b)          As used herein and with regards to the Expansion Premises only, “Substantial Completion” shall mean (and the Expansion Premises shall be deemed “Substantially Complete”) when: (i) installation of Expansion Premises Tenant Improvements has been completed in accordance with the Space Plan, as reasonably determined by Landlord’s contractor, (ii) Tenant has direct access to the elevator lobby on the floor where the Expansion Premises are located, and (iii) Building services are available to the Expansion Premises.  Substantial Completion shall have occurred even though minor details of construction, decoration and mechanical adjustments remain to be completed by Landlord (so long as the same do not interfere with Tenant’s use of the Expansion Premises).

(c)          For the purposes herein, the term “Tenant’s Delay” shall mean any delay in the construction of the Expansion Premises Tenant Improvements resulting from: (i) Tenant’s change(s) in the Space Plan, provided that Tenant shall not change the Space Plan without the Prior written consent of Landlord, which consent shall not be unreasonably withheld unless such change either incorporates items which are not Building standard improvements or could reasonably be expected to delay Substantial Completion; or (ii) Tenant’s request for materials, finishes or installations which require a longer time than Building standard improvements to obtain, install or complete; or (iii) Tenant’s failure to comply with Landlord’s contractor’s or subcontractor’s schedule; or (iv) an Event of Default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default; or (v) delays caused by Tenant in construction; or (vi) any work performed in, on or about the Expansion Premises by Tenant or any Tenant Parties concurrently with the performance by Landlord of the Expansion Premises Tenant Improvements.  Tenant acknowledges that the length and/or impact of any Expansion Premises Tenant’s Delay may exceed the duration or scope of such event or conduct due to the necessity of rescheduling work or other causes.

(d)          Tenant shall be responsible for the cost of expanding its card key access system to the Expansion Premises.

(e)          Tenant hereby acknowledges and approves that Landlord will be conducting Expansion Premises Tenant Improvements in the Expansion Premises during Tenant’s occupancy of the Replacement Premises.  Tenant agrees that the performance of the Expansion Premises Tenant Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages of any kind.  Furthermore, in no event shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Replacement Premises or of Tenant’s personal property or improvements resulting from the Expansion Premises Tenant Improvements or Landlord’s actions in connection with the Expansion Premises Tenant Improvements, or for any inconvenience or annoyance occasioned by the Tenant Expansion Premises Improvements or Landlord’s actions in connection with the Expansion Premises Tenant Improvements.  Tenant shall ready the Replacement Premises in a sufficiently clean condition to ensure that Landlord will be able to construct the Expansion Premises Tenant Improvements.

10.          Third Renewal Term.

(a)          Section 10 of the First Amendment is deleted in its entirety and is replaced with the Sections 10(b) through (d) below.

(b)          Subject to the terms of this Section 10, Tenant shall have one (1) option (“Third Renewal Option”) to extend the Second Renewal Term for a consecutive period of sixty (60) months beyond the expiration of the Second Renewal Term (“Third Renewal Term”).  The Third Renewal Term is personal to Tenant and may not be exercised by any sublessee or assignee of Tenant.  The Third Renewal Option must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than three hundred sixty five (365) days and not less than one hundred eighty (180) days prior to the expiration of the Third Renewal Option.  Any such Election Notice given by Tenant to Landlord shall be irrevocable.  The Third Renewal Option and Tenant’s delivery of an Election Notice shall be voidable and of no force or effect at the election of Landlord, exercised in Landlord’s sole and absolute discretion, if (i) an Event of Default is occurring under the Lease, as amended hereby, or (ii) there is an event occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Lease, as amended hereby, either at the time of Tenant’s delivery of the Election Notice or at any time from the date of delivery of such Election Notice through the time of commencement of the Third Renewal Term or (iii) if there has been any materially adverse change in the financial condition of the Tenant, as of the commencement of the Third Renewal Term.  If Tenant fails to exercise the Third Renewal Option in a timely manner, as provided for above, then the Third Renewal Option shall be void and of no force and effect.  The validly exercised Third Renewal Term shall be upon the same terms and conditions as the Lease, as amended, except that: (x) the annual Base Rent during the Third Renewal Term shall be equal to the Fair Market Rent (as hereinafter defined) as of the commencement of the Third Renewal Term; and (y) Tenant shall have no further renewal options pursuant to this Section 10 or any provision of the Lease.  “Fair Market Rent” for the Third Renewal Term shall be equal to the then-prevailing market rent for comparable buildings in Pleasanton, California as reasonably determined by Landlord with written notice given to Tenant prior to the commencement of the Third Renewal Term.

(c)          Upon the mutual execution and delivery of an amendment incorporating the lease terms for the Third Renewal Option, Landlord shall provide new Building standard carpet throughout the Replacement Premises (but not the Expansion Premises).

(d)          No later than thirty (30) days prior to the commencement of the Third Renewal Term, Tenant shall deposit with Landlord an amount, that when taken together with the Security Deposit, equals the monthly Base Rent due for the last month of the Third Renewal Term.  Upon the commencement of the Third Renewal Term, the term “Security Deposit” shall automatically include such additional Security Deposit and such additional Security Deposit shall be held pursuant to the terms of Article 5 of the Lease.  If Tenant fails to deposit such additional Security Deposit as and when required hereunder, Tenant’s exercise of the Third Renewal Option shall be null and void and the Second Renewal Term shall expire naturally.

11.          Parapet Signage.  Subject to Article 27 of the Lease, as of the Second Renewal Term Commencement Date, Tenant shall have the right to one (1) parapet sign on the exterior of the Building in a location mutually agreeable to Landlord and Tenant and subject to the approval of the City of Pleasanton.  Notwithstanding the foregoing, such parapet signage shall not be located above the front entry of the Building.  Landlord and Tenant shall comply with all Applicable Laws and the CC&R’s in connection with the parapet signage.  The fabrication, installation, maintenance, repair and removal, as well as Building exterior restoration, shall be at Tenant’s sole expense.

12.          Furniture.  There is currently located in the Expansion Premises certain furniture and equipment which belongs to the prior tenant.  Tenant has expressed its interest to Landlord in acquiring all or some of the furniture and equipment from the prior tenant.  Any furniture or equipment that Tenant does not purchase from the prior tenant shall be removed by the Landlord at no cost or expense to Tenant, prior to the Second Renewal Term Commencement Date.  To the extent there are any marks or soiled carpets underneath any of the furniture that is removed by Landlord, then Landlord will cause such portions of the carpet to be professionally cleaned, prior to the Second Renewal Term Commencement Date.  Landlord makes absolutely no representations nor warranties concerning the furniture and equipment.  Landlord shall have no maintenance or repair obligations with respect to the furniture and equipment.  Any transaction between Tenant and the prior tenant for the purchase of the furniture and equipment shall be between Tenant and the prior tenant and not Landlord.

13.          Parking.  As of the Second Renewal Term Commencement Date, Tenant’s entitlement to parking spaces shall be based upon the rentable square feet in the Replacement Premises and Expansion Premises, collectively.

14.          Security Deposit.  Pursuant to the Original Lease and First Amendment, Tenant has deposited a total of Fourteen Thousand Seven Hundred Three and 30/100 Dollars ($14,703.30) as the Security Deposit.  Upon the Effective Date, Tenant shall deposit with Landlord the additional sum of Thirteen Thousand Five Hundred Twenty Eight and 45/100 Dollars ($13,528.45), so that such sum, together with the original Security Deposit, shall equal the Base Rent due for the last month of Second Renewal Term and such original Security Deposit together with the additional amount shall be considered the “Security Deposit” and shall be subject to Article 5 of the Lease.

15.          As-Is.  Tenant agrees and acknowledges that the Replacement Premises remain acceptable for Tenant’s use, and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Replacement Premises or the Expansion Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose.  Subject to completion of the Expansion Premises Tenant Improvements, Tenant accepts the Replacement Premises in an “AS IS” condition.

16.          Tenant’s Representations and Warranties.  Tenant hereby represents and warrants to Landlord that the Lease as amended hereby constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder.  Tenant also represents and warrants that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease by Landlord or Tenant.

17.          Express Changes Only.  Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and shall be incorporated herein.

18.          Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent, other than Colliers International, acting in its dual capacity on behalf of Landlord and Tenant.  Landlord shall pay Colliers International pursuant to a separate written agreement.  If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

19.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.  The execution of facsimiles of this Amendment shall be binding on the parties hereto.

20.          Entire Agreement.  There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment.  This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

[SIGNATURE PAGE ATTACHED]

LANDLORD:

PARK LAKE APARTMENTS, L.P.,
a California limited partnership

By:	/s/ Louis Zocchi
Name:	Louis Zocchi
Its:	General Partner

TENANT:

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Thomas Shay
Name:	Thomas Shay
Its:	EVP Operations

EXHIBIT A

EXPANSION PREMISES FLOOR PLAN

[see attached]

OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE
COPY RM.
STORAGE
WORK AREA
BREAK RM.
CLST.
OFFICE
OFFICE
STR.
BREAK RM.
IT
OPEN OFFICE
FEC
CONF.
CONF.
OFFICE
OPEN OFFICE
CONF.
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE

aai
architecture + interior design

SAN JOSE PLEASANTON
www.aaidesign.com

EXPANSION PREMISES FLOOR PLAN- EXHIBIT A

SUITE # 350
6601 KOLL CENTER PARKWAY
7177.00
N.T.S.
05.05.09

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM

With respect to that certain lease (“Lease”) dated, __________________, 2009 between ______________________ a ______________________ (“Tenant”), and ______________________, company _______________________ (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately _______ rentable square feet of the building located at __________________________ (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1)          Landlord delivered possession of the Expansion Premises to Tenant in a Substantially Complete on ______________________.

(2)          The Second Renewal Term commenced on ______________________;

(3)          The Replacement Premises and Expansion Premises contain _________ rentable square feet of space; and

(4)          Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use.

(5)          Rent Per Month is ______________.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of _______________.

“Tenant”

EXHIBIT C

SPACE PLAN

[See Attached]

OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE
OFFICE
OFFICE
OFFICE
COPY RM.
STORAGE
WORK AREA
BREAK RM.
BREAK RM.
IT
OPEN OFFICE
CLST.
OFFICE
OFFICE
STR.
FEC
CONF.
CONF.
OFFICE
OPEN OFFICE
CONF.
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE

EXHIBIT C- SPACE PLAN

SUITE # 350
6601 KOLL CENTER PARKWAY
7177.00
N.T.S.
05.05.09

aai
architecture + interior design

SAN JOSE PLEASANTON
www.aaidesign.com